NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

SOCIAL REALITY

CUSIP NO. 83362P300

NUMBER

SHARES

AUTHORIZED COMMON A SHARES: 250,000,000
PAR VALUE: $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of **Social Reality** Common A Stock
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date: ____________________________

SOCIAL REALITY
CORPORATE
Seal
Delaware

CHRISTOPHER MIGLINO/
PRESIDENT & SECRETARY

COUNTERSIGNED & REGISTERED
TRANSFER ONLINE, INC.
512 SE SALMON ST.
PORTLAND, OR 97214
BY: ____________________ AUTHORIZED SIGNATURE